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                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                                METALS USA, INC.

     METALS USA, INC., a corporation organized and existing under the laws and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

     DOES HEREBY CERTIFY:

     1.   The name of the Corporation is METALS USA, INC.

     2. The Corporation was originally incorporated under the name Mollie Marie Acquisition Corp. The date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was July 3, 1996.

     3. This Amended and Restated Certificate of Incorporation amends and restates the Certificate of Incorporation of the Corporation and has been duly adopted in accordance with Sections 242, 245 and 303 of the General Corporation Law of the State of Delaware pursuant to the authority granted to the Corporation under Section 303 of the General Corporation Law of the State of Delaware to put into effect and carry out the Plan of Reorganization under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") for Metals USA, Inc. and its Affiliated Debtors (the "Plan"), as confirmed on October 18, 2002 by order of the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the "Bankruptcy Court"). Provisions for the making of this Amended and Restated Certificate of Incorporation is contained in the order of the Bankruptcy Court having jurisdiction under the Bankruptcy Code for the reorganization of the Corporation.

     4. The Certificate of Incorporation of the Corporation, as amended and restated hereby, shall, upon the effectiveness hereof, read in its entirety, as follows:

                                   ARTICLE ONE

     The name of the Corporation is:

                      Metals USA, Inc.

                                   ARTICLE TWO

     The address of the Corporation's registered office in the State of Delaware is, 2711 Centerville, Suite 400, Wilmington, County of New Castle, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

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                                  ARTICLE THREE

     The purpose of the Corporation is to engage in any or all lawful acts and activities for which corporations may be incorporated under the General Corporation Law of Delaware.

                                  ARTICLE FOUR

     The total number of shares of all classes of stock which the Corporation shall have authority to issue is 205,000,000 shares, of which 5,000,000 shares, designated as Preferred Stock, shall have a par value of $.01 per share (the "Preferred Stock") and 200,000,000 shares, designated as Common Stock, shall have a par value of $.01 per share (the "Common Stock").

     A statement of the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of each class of stock of the Corporation is as follows:

                                 Preferred Stock

     The shares of Preferred Stock may be issued from time to time in one or more series. Apart from any other provisions in this Certificate of Incorporation authorizing the issuance of shares of Preferred Stock, the Board of Directors of the Corporation is authorized to establish from time to time, by resolution or resolutions, the number of shares to be included in each series and to fix and alter the rights, preferences, privileges, and restrictions granted to and imposed upon any series thereof, and to fix the designation of any such series of Preferred Stock. The Board of Directors of the Corporation, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors of the Corporation originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the original issue of shares of that series.

                                  Common Stock

     1.   Dividends.

     Subject to the preferred rights of the holders of shares of any class or series of Preferred Stock as provided by the Board of Directors with respect to any such class or series of Preferred Stock, the holders of the Common Stock shall be entitled to receive, as and when declared by the Board of Directors out of the funds of the Corporation legally available therefor, such dividends (payable in cash, stock or otherwise) as the Board of Directors may from time to time determine, payable to stockholders of record on such dates, not exceeding 60 days preceding the dividend payment dates, as shall be fixed for such purpose by the Board of Directors in advance of payment of each particular dividend.

     2.   Liquidation.

     In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after the distribution or payment to the holders of shares of any class or series of Preferred Stock as provided by the Board of Directors with respect to any such class or series of Preferred Stock, the remaining assets of the Corporation available for distribution to

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stockholders shall be distributed among and paid to the holders of Common Stock ratably in proportion to the number of shares of Common Stock held by them respectively.

     3.   Voting Rights.

     Subject to the provisions of applicable law or of the Bylaws with respect to the closing of the transfer books or the fixing of a record date for the determination of stockholders entitled to vote, and except as otherwise provided by applicable law or by the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of outstanding shares of Common Stock shall exclusively possess the voting power for the election of directors and for all other purposes, with each holder of record of shares of Common Stock being entitled to one vote for each share of Common Stock standing in the name of such holder on the books of the Corporation.

                                  ARTICLE FIVE

     The number of directors that shall constitute the whole Board of Directors of the Corporation shall be (i) until the first annual meeting of stockholders after the Effective Time, six (which number shall be increased to seven upon the Board of Directors determining to increase the size of the Board of Directors to seven and initially to fill the newly created directorship created pursuant to this clause with a person who is an officer of the Corporation (other than the Chairman of the Board) at the time such newly created directorship is so filled, which determination the Board of Directors shall make no later than the date six months after the Effective Date) and (ii) from and after such first annual meeting, such number not less than seven as shall be fixed by, or in the manner provided in, the Bylaws. The names of the persons who are to serve as initial directors from and after the Effective Time (as defined below) until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal are:

             William R. Bennett              John T. DiLacqua, Jr.
             Eugene I. Davis                 Jack G. Leckie
             Daniel Dienst                   Gerald E. Morris

     Cumulative voting by the stockholders of the Corporation at any election of directors of the Corporation is hereby prohibited. Election of directors need not be by written ballot unless the Bylaws of the Corporation so provide.

     The Board of Directors shall be authorized to elect a person to fill a newly created directorship created pursuant to clause (i) of the first sentence of this Article Five only if such person is an officer of the Corporation (other than the Chairman of the Board) at the time of such election, and such person shall hold office until the first annual meeting of stockholders after the Effective Time and until such director's successor is elected and qualified or until such director's earlier resignation or removal.

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                                   ARTICLE SIX

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to adopt the original Bylaws of the Corporation, to amend or repeal the Bylaws or to adopt new Bylaws, subject to any limitations that may be contained in such Bylaws, but any Bylaws adopted by the Board of Directors may be amended or repealed by the stockholders entitled to vote thereon.

                                  ARTICLE SEVEN

     To the extent permitted by the General Corporation Law, a director of the Corporation will not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or amendment of this Article Seven by the stockholders of the Corporation or by changes in applicable law, or the adoption of any provision of this Certificate of Incorporation inconsistent with this Article Seven, will, to the extent permitted by applicable law, be prospective only (except to the extent such amendment or change in applicable law permits the Corporation to provide a broader limitation on a retroactive basis than permitted prior thereto), and will not adversely affect any limitation on the personal liability of any director of the Corporation at the time of such repeal or amendment or adoption of such inconsistent provision.

                                  ARTICLE EIGHT

     The Corporation shall indemnify, to the extent permitted by Section 145 of the General Corporation Law, all persons whom it may indemnify pursuant thereto, except as may be otherwise provided in the Bylaws. Any repeal or amendment of this Article Eight by the stockholders of the Corporation or by changes in applicable law, or the adoption of any other provision of this Certificate of Incorporation inconsistent with this Article Eight, will, to the extent permitted by applicable law, be prospective only (except to the extent such amendment or change in applicable law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and will not adversely affect the indemnification of any person who may be indemnified at the time of such repeal or amendment or adoption of such inconsistent provision.

                                  ARTICLE NINE

     No contract or other transaction between the Corporation and any other corporation and no other acts of the Corporation with relation to any other corporation will, in the absence of fraud, in any way be invalidated or otherwise affected by the fact that any one or more of the directors or officers of the Corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation. Any director or officer of the Corporation individually, or any firm or association of which any director or officer may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation, provided that the fact that such person individually or as a member of such firm or association is such a party or is so interested is disclosed or is known to the board of directors or a majority of such members thereof present at any meeting of the board of directors at which action upon any such contract or transaction is taken; and any director of the Corporation who is also a director or

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officer of such other corporation or who is such a party or so interested may be counted in determining the existence of a quorum at any meeting of the board of directors during which any such contract or transaction is authorized and may vote thereat to authorize any such contract or transaction, with like force and effect as if such person were not such a director or officer of such other Corporation or not so interested. Any director of the Corporation may vote upon any contract or any other transaction between the Corporation and any subsidiary or affiliated corporation without regard to the fact that such person is also a director or officer of such subsidiary or affiliated corporation.

     Any contract, transaction or act of the Corporation or of the directors that is ratified at any annual meeting of the stockholders of the Corporation, or at any special meeting of the stockholders of the Corporation, or at any special meeting called for such purpose, will, insofar as permitted by applicable law, be as valid and as binding as though ratified by every stockholder of the Corporation; provided, however, that any failure of the stockholders to approve or ratify any such contract, transaction or act, when and if submitted, will not be deemed in any way to invalidate the same or deprive the Corporation, its directors, officers or employees, of its or their right to proceed with such contract, transaction or act.

     Subject to any express agreement that may from time to time be in effect, any stockholder, director or officer of the Corporation may carry on and conduct in such person's own right and for such person's own personal account, or as a partner in any partnership, or as a joint venturer in any joint venture, or as an officer, director or stockholder of any corporation, or as a participant in any syndicate, pool, trust or association, any business that competes with the business of the Corporation and will be free in all such capacities to make investments in any kind of property in which the Corporation may make investments.

                                   ARTICLE TEN

     The Corporation elects not to be governed by Section 203 of the General Corporation Law.

                                 ARTICLE ELEVEN

     Notwithstanding any other provision contained herein, the Corporation, as a Debtor (as defined in the Plan referred to below) under the Plan of Reorganization Under Chapter 11 of the Bankruptcy Code for Metals USA, Inc. and its Affiliated Debtors (the "Plan") shall not issue nonvoting equity securities (which term shall not include any warrant to purchase shares of Common Stock) in connection with the Plan and shall comply, to the extent applicable, with
Section 1123(a)(6) of the Bankruptcy Code of 1978, as amended.

                                    * * * * *

     5. At the Effective Time, as contemplated by the Plan, each share of the Corporation's old common stock and restricted voting common stock, $.01 par value per share, outstanding immediately prior to the Effective Time, shall, without any further action on the part of the corporation or of any holder of stock of the Corporation, be cancelled and cease to represent any ownership interest in the Corporation, and new fully paid and nonassessable shares of the Common Stock will be issued pursuant to the Plan.

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     6.   This Amended and Restated Certificate of Incorporation of Metals USA,
Inc. shall become effective at 12:00 noon, Delaware time, on October 31, 2002 (the "Effective Time"), and shall not become effective until such time.

     IN WITNESS WHEREOF, METALS USA, INC. has caused this Restated Certificate of Incorporation to be signed by John Hageman, its Secretary and General Counsel this 31st day of October, 2002.

                                        METALS USA, INC.

                                        By: /s/ John Hageman
                                        Name: John Hageman
                                        Title: Secretary & General Counsel

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